UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2009

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

For Immediate Release August 4, 2009

Robert F. Baronner Jr., President and CEO of Potomac Bancshares Inc., announced the following unaudited results for the second quarter of 2009.

For the quarter ended June 30, 2009, Potomac Bancshares Inc. had a loss of 16 cents per share compared to earnings for the quarter ended June 30, 2008 of 30 cents per share. The loss for this quarter is due to an increase in the loan loss reserve of $1.560 million during the period. Year-to-date some $3.137 million has been added to the loan loss reserve. As a community bank, Bank of Charles Town makes an effort to work with its loan customers that are having problems due to the slow economy. Unfortunately, some loan customers have simply not been able to recover from the current economic challenges they face to include job losses, reductions in cash flow, and unprecedented declines in both real estate values and sales activity. Unfortunately, at times our only alternative is to liquidate the collateral that secures some of these loans showing stress. In conjunction with liquidation, we use the loan loss reserve to write down the value of a property to its current fair market value. Our largest market, Jefferson County, West Virginia, has been especially hard hit in the current real estate recession with values declining nearly 40% during the last several years. Our objective, once we take control of a property, is to promptly sell it and convert that cash into an earning asset as soon as practical.

Our opinion is that the economy is not out of the woods yet; however, many of the larger under performing credits on our books have either been liquidated and or reserved for properly at the current value of the underlying collateral. As of this writing we believe our performance in the second half of 2009 will see some improvement. Early evidence of an improving economy includes a stabilization of real estate values in nearby Northern Virginia. Our area historically lags behind Northern Virginia six to nine months so we are optimistic that the tide may turn in early 2010.

The true strength of a banking franchise to survive a downturn like this is its capitalization which we have maintained at very strong levels (as of June 30, 2009) as evidenced below:

	Actual		Minimum Capital Requirement		Excess Over Minimum Capital Requirement
	Amount	Ratio	Amount	Ratio	Amount
Total Capital (to risk weighted assets)	$30,933	13.16%	$18,808	8.00%	$12,125

Tier 1 Capital (to risk weighted assets)	$27,983	11.90%	$9,404	4.00%	$18,579

Tier 1 Capital (to average assets)	$27,983	9.08%	$12,322	4.00%	$15,661

As you can see your company’s capital ratios are strong and well above regulatory minimums. However, given the uncertainty of what may lie ahead for the economy and a special one time assessment for all banks by the FDIC to occur in September, your Board has decided to reduce the dividend for the first time in 26 consecutive quarters. This decision was not made lightly as the Board recognizes how important the cash dividend is to shareholders; but again given the uncertainty of the markets, we think it is prudent to maintain as much capital as possible during these turbulent times. Accordingly, the dividend to be paid will be 3 cents per share to all shareholders of record as of August 15, 2009. This dividend will be payable on September 1, 2009. This represents a reduction from the second quarter dividend of 11.75 cents. We expect the reduction in the dividend is only temporary and when we see definite signs the economy and the earnings of your company are reversing to sustainable levels, the Board will reassess the appropriate level of the dividend based on those increased results.

The statements below should be read in conjunction with Notes to Consolidated Financial Statements included in the Potomac Bancshares, Inc. annual report for the year ended December 31, 2008.

POTOMAC BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(Unaudited) June 30 2009	December 31 2008
Assets:
Cash and due from banks	$4,947	$3,754
Interest-bearing deposits in other financial institutions	181	1,282
Federal funds sold	—	3,313
Securities available for sale, at fair value	38,229	27,478
Loans held for sale	1,000	329
Loans, net of allowance for loan losses of $3,819 and $4,079, respectively	233,122	242,375
Premises and equipment, net	8,764	8,015
Other real estate owned	5,566	1,644
Accrued interest receivable	999	1,108
Federal Home Loan Bank of Pittsburgh stock	737	725
CFSI stock	—	117
Other assets	10,538	10,241

Total Assets	$304,083	$300,381

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits
Noninterest-bearing	$27,667	$25,469
Interest-bearing	232,947	228,619

Total Deposits	260,614	254,088
Securities sold under agreements to repurchase and federal funds purchased	9,855	8,352
Federal Home Loan Bank advances	4,321	4,776
Accrued interest payable	474	481
Other liabilities	2,903	4,880

Total Liabilities	$278,167	$272,577

Stockholders’ Equity:
Common stock, $1 per share par value; 5,000,000 shares authorized; 3,671,691 shares issued	$3,672	$3,672
Surplus	3,875	3,851
Undivided profits	23,302	25,070
Accumulated other comprehensive (loss), net	(2,067)	(1,952)

	$28,782	$30,641
Less cost of shares acquired for the treasury, 2009, 281,513 shares; 2008, 278,086 shares	2,866	2,837

Total Stockholders’ Equity	$25,916	$27,804

Total Liabilities and Stockholders’ Equity	$304,083	$300,381

See Notes to Consolidated Financial Statements.

POTOMAC BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2009	2008	2009	2008
Interest and Dividend Income:
Interest and fees on loans	$3,509	$3,818	$7,031	$7,891
Interest on securities available for sale – taxable	254	380	497	791
Interest on securities available for sale – nontaxable	37	28	71	55
Interest on federal funds sold	1	70	3	198
Other interest and dividends	4	22	13	54

Total Interest and Dividend Income	$3,805	$4,318	$7,615	$8,989

Interest Expense:
Interest on deposits	$1,210	$1,581	$2,503	$3,408
Interest on securities sold under agreements to repurchase and federal funds purchased	38	61	76	139
Federal Home Loan Bank advances	52	2	106	4

Total Interest Expense	$1,300	$1,644	$2,685	$3,551

Net Interest Income	$2,505	$2,674	$4,930	$5,438

Provision for Loan Losses	1,560	276	3,137	429

Net Interest Income after Provision for Loan Losses	$945	$2,398	$1,793	$5,009

Noninterest Income:
Trust and financial services	$189	$200	$364	$445
Service charges on deposit accounts	539	608	1,034	1,168
Fee income on secondary market loans	56	26	108	54
Visa/MC Fees	140	136	267	261
Cash surrender value of life insurance	60	62	118	123
Miscellaneous income	3	242	3	242
Other operating income	60	60	175	91

Total Noninterest Income	$1,047	$1,334	$2,069	$2,384

Noninterest Expenses:
Salaries and employee benefits	$1,293	$1,201	$2,544	$2,520
Net occupancy expense of premises	141	127	273	274
Furniture and equipment expenses	247	238	467	457
Advertising and marketing	35	52	85	123
Impairment loss on CFSI stock	—	—	117	—
FDIC assessment	52	10	96	14
Printing, stationery and supplies	45	53	120	100
ATM and check card expenses	89	70	184	144
Foreclosed property expense	539	26	718	26
Other operating expenses	555	460	1,018	862

Total Noninterest Expenses	$2,996	$2,237	$5,622	$4,520

(Loss) Income before Income Tax Expense	$(1,004)	$1,495	$(1,760)	$2,873
Income Tax (Benefit) Expense	(451)	472	(789)	959

Net (Loss) Income	$(553)	$1,023	$(971)	$1,914

(Loss) Earnings Per Share, basic	$(.16)	$.30	$(.29)	$.56

(Loss) Earnings Per Share, diluted	$(.16)	$.30	$(.29)	$.56

See Notes to Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Robert F. Baronner, Jr.
Robert F. Baronner, Jr., President and CEO August 4, 2009

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